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                                                                   EXHIBIT 10.47


                                CONTRACT OF SALE


         CONTRACT (this "Contract") made this 9th day of November, 2000, by and between RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership, with offices at 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034 ("Seller") and PONTIAC MALL LIMITED PARTNERSHIP, a Michigan limited partnership, with offices at 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034 ("Purchaser").

                                   WITNESSETH:

         WHEREAS, upon the terms and conditions hereinafter set forth, Seller agrees to sell and convey fee title to that certain parcel of land described on Exhibit A, annexed hereto and made a part hereof, with the buildings and improvements erected thereon (which parcel of land and the improvements erected thereon are herein referred to as the "Property") to Purchaser and Purchaser agrees to purchase the Property.

         NOW, THEREFORE, the parties agree as follows:

         1. DEFINITIONS. The terms defined in this Section 1 shall for all purposes of this Contract have the meaning herein specified unless the context requires otherwise.

            (a) "Anchor Space Tenant" shall have the meaning ascribed to it in
Section 12(b).

            (b) "Arrears" shall have the meaning ascribed to it in Section 7(a)(i)(A).

            (c) "Assumption Agreement" shall have the meaning ascribed to it in
Section 25(a)(vi).

            (d) "Closing" shall have the meaning ascribed to it in Section 14.

            (e) "Closing Date" shall have the meaning ascribed to it in Section 14.

            (f) "Commitment" shall have the meaning ascribed to it in Section 17(a).

            (g) "Code" shall have the meaning ascribed to it in Section
24(a)(vi).

            (h) "Cooperating Party" shall have the meaning ascribed to it in
Section 29(l).

            (i) "Deed" shall have the meaning ascribed to it in Section 21(a).

            (j) "Deposit" shall have the meaning ascribed to it in Section 3(a).

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            (k) "Development Agreement" shall have the meaning ascribed to it in
Section 4(b).

            (l) "Direct Tax-Paying Tenant" shall have the meaning ascribed to in
Section 7(a)(iii).

            (m) "ECR" shall have the meaning ascribed to it in Section 4(b).

            (n) "ERISA" shall have the meaning ascribed to it in Section 28(c).

            (o) "Escrowee" shall have the meaning ascribed to it in Section
3(a).

            (p) "Estoppel Certificate" shall have the meaning ascribed to it in
Section 25(a)(vii).

            (q) "Estoppel Default" shall have the meaning ascribed to it in
Section 25(a)(vii)(B).

            (r) "Evaluation Material" shall have the meaning ascribed to it in
Section 27(c).

            (s) "Overage Rent" shall have the meaning ascribed to it in Section 7(a)(i)(B).

            (t) "Outparcels" shall have the meaning ascribed to it in Section 2(b).

            (u) "Outparcel Easements" shall have the meaning ascribed to it in
Section 4(c).

            (v) "Permitted Exceptions" shall have the meaning ascribed to it in
Section 13.

            (w) "Premises" shall have the meaning ascribed to it in Section
2(b).

            (x) "Property" shall have the meaning ascribed to it in the "WHEREAS" paragraph in this Contract.

            (y) "Purchase Price" shall have the meaning ascribed to it in
Section 3.

            (z) "Related Parties" shall have the meaning ascribed to it in
Section 27(d).

            (aa) "Seller's Certificate" shall have the meaning ascribed to it in
Section 25(a)(vii)(A).

            (bb) "Service Contracts" shall have the meaning ascribed to it in
Section 24(a)(iii).

            (cc) "Space Leases" shall have the meaning ascribed to it in Section 5.


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            (dd) "Space Tenants" shall have the meaning ascribed to it in
Section 5.

            (ee) "Substantial Loss" shall have the meaning ascribed to it in
Section 12(b).

            (ff) "Title Company" shall have the meaning ascribed to it in
Section 17(a).

            (gg) "Transfer Tax" shall have the meaning ascribed to it in Section 21(b).

            (hh) "Violations" shall have the meaning ascribed to it in Section
8.

            (ii) "Wal-Mart" shall have the meaning ascribed to it in Section
4(b).

         2. SUBJECT OF SALE.

            (a) Seller agrees to sell and convey to Purchaser the Premises and Purchaser agrees to purchase from Seller the Premises subject to the terms and conditions contained in this Contract.

            (b) This sale includes any right, title, and interest of Seller in and to: (i) the Property; (ii) any land lying in the bed of any street, road or avenue opened or proposed in front of or adjoining of the Property, to the center line thereof, and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to the Property by reason of change of grade of any street; and Seller will execute and deliver to the Purchaser at the Closing, or thereafter, on demand, all proper instruments for the conveyance of such title and the assignment and collection of any such award; (iii) trade names, easements, permits, licenses and utility agreements appurtenant to the Property, if any;
(iv) fixtures, equipment and other personal property attached to and appurtenant to the Property and not owned by the Space Tenants, if any, but no part of the Purchase Price shall be deemed to be paid for such fixtures, equipment or personal property; and (v) the Space Leases and the security deposits listed on Exhibit C annexed hereto [(i) through (v) being referred to collectively as the "Premises"]. The Premises shall not include, however, either of those certain outparcels adjacent to the Premises described in Exhibit A-1, attached hereto and made a part hereof (the "Outparcels") which Outparcels shall be retained by Seller.

         3. PURCHASE PRICE.

         The purchase price for the Premises (the "Purchase Price") shall be Twenty Million Two Hundred Forty Eight Thousand Dollars ($20,248,000). The Purchase Price which shall be paid by Purchaser to Seller as follows:

            (a) (i) The amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "Deposit") payable to the Title Company, acting as escrowee ("Escrowee") within two (2) business days after full execution of this Contract, receipt of


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which is hereby acknowledged by the Escrowee. The Deposit shall include any interest earned thereon. In lieu of cash, Purchaser may deliver an irrevocable letter of credit in the amount of the Deposit to Seller in form reasonably acceptable to Seller. In the event that Purchaser delivers the letter of credit to Seller, Seller shall have the right to cash such letter of credit in those instances where Seller would be entitled to the Deposit pursuant to the terms of the Contract; and

            (b) On the Closing Date, through the Escrowee, the Purchase Price less the Deposit, which shall be delivered to Seller by Escrowee, by electronic wire transfer of immediately available federal funds pursuant to wiring instructions to be given by Seller to Purchaser prior to the Closing. If Purchaser has delivered a letter of credit to Seller, no such deduction shall be made, and the letter of credit shall be returned to Purchaser at Closing.

         4. "SUBJECT TO" PROVISIONS; RESTRICTIONS ON SALE.

            (a) The Premises are sold subject to the Permitted Exceptions.

            (b) The Premises are adjacent to a parcel of land owned by Wal-Mart Real Estate Business Trust ("Wal-Mart"). In connection therewith, Wal-Mart, Seller and Home Depot U.S.A., Inc., one of the Anchor Space Tenants, entered into that certain Easements with Covenants and Restrictions Affecting Land, recorded in Liber 18772, Page 013, Oakland County, Michigan Records ("ECR"). In addition, the Property is subject to an agreement with the Township of White Lake entitled "White Lake Marketplace Planned Business District Development Agreement (the "Development Agreement") dated June 26, 1998, by and between the Township of White Lake and Seller. Seller has previously provided copies of the ECR and the Development Agreement to Purchaser.

            (c) At the Closing, Seller and Purchaser shall execute separate easement agreements relating to each of the Outparcels (collectively, the "Outparcel Easements"), in the forms of Exhibits B and B-1, attached hereto and made part hereof.

            (d) Purchaser covenants that it shall not sell, transfer or convey its interest in the Property (except for leases of space within the Property and except for any transfers required under existing leases encumbering the Property) prior to the third (3rd) anniversary of the Closing Date. A transfer of a limited partner's partnership interest shall not be prohibited, and a transfer of a general partner's interest to a party which is currently a general partner or the holder of an interest in a general partner shall not be prohibited. The terms of this covenant shall survive Closing.


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         5. SPACE LEASES. Purchaser shall also acquire the Premises subject to the tenancies and occupancies set forth on Exhibit C attached hereto and made a part hereof and all leases and amendments thereto relating to such tenancies and occupancies (which leases and any New Space Leases are collectively referred to herein as the "Space Leases" and the lessees thereunder are herein called "Space Tenants").

         6. LEASING PRACTICE.

            (a) During the term of this Contract, Seller may continue to lease the Premises in a manner consistent with its past course of business and in a commercially reasonable manner, provided, however, that (i) any amendment to a space lease; (ii) any termination of an existing Space Lease and/or (iii) the entering into of new leases or renewals of existing Space Leases shall require the approval of Purchaser, which shall not be unreasonably withheld and which shall be deemed given if Purchaser does not object to same during the five (5) business day period following Purchaser's receipt of any such request. Furthermore, Seller shall continue to maintain and operate the Premises as same is currently being maintained and Seller shall not enter into any new Service Contracts which are not terminable at Closing without obtaining Purchaser's consent, which shall not be unreasonable withheld or delayed.

            (b) Purchaser acknowledges and agrees that no representation has been made and no responsibility has been assumed by Seller with respect to the continued occupancy of the Premises, or any part thereof, by the Space Tenants. In the event, however, that any of the following occur prior to the date of
Closing: (i) any Space Tenant files a petition for bankruptcy; (ii) any Space Tenant vacates its premises in the Premises; or (iii) any Space Lease is terminated, then in any of such events, Seller shall notify Purchaser of same, and Purchaser shall have the right to elect to terminate this Contract within three (3) business days after such notice is given, in which event Purchaser shall receive a return of the Deposit and the parties shall have no further liability each other hereunder, except as set forth in Section 27(e) hereof. Seller shall notify Purchaser if any of the foregoing occur during any time after the execution of this Contract. Seller does not undertake or guarantee that the Space Tenants will be in occupancy at the Closing. Subject to the terms of Section 6(a) hereof, and prior to the Closing, Seller shall have the right, but not the obligation, to enforce its rights against the Space Tenants by summary proceeding or in any other manner.

         7. APPORTIONMENTS AND REIMBURSEMENTS.

            (a) Unless otherwise provided, at the Closing the following are to be apportioned for the Property as of 11:59 P.M. on the day preceding the Closing Date based upon the respective party's period of ownership for the item being apportioned. Notwithstanding the foregoing, in the event Escrowee does not receive the funds to be wired pursuant to Section 3(b) by 2:00 P.M. Eastern Standard Time on the Closing Date, then in such event such funds shall be deposited by Escrowee in an overnight interest bearing account, and (i) the items set forth in this Section 7 shall be


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apportioned as of 11:59 P.M. on the Closing Date based upon the respective party's period of ownership for the item being apportioned, and (ii) Purchaser shall be entitled to the interest which accrues on such deposit. (The reimbursements and apportionments shall be made based upon the actual number of days in the month in which the Closing Date occurs.)

                (i) Rent and additional rent under any Space Leases for the month of Closing, as and when collected.

                    (A) If on the Closing Date there are any past due rentals which have not been billed to or are due by Space Tenants and not collected (collectively "Arrears"), Purchaser and Seller agree that the first moneys received after the Closing by Purchaser or Seller from such Space Tenants shall be applied (i) first to Purchaser toward any then current amounts owed by a Space Tenant to Purchaser, (ii) then to Seller and Purchaser for the month in which the Closing occurred, prorated in accordance with this Section 7, and
(iii) then to Seller toward the Arrears owed by such Space Tenant. Purchaser and Seller agree to remit promptly to the other the Arrears collected from time to time to which the other is so entitled as hereinbefore provided. Purchaser shall promptly and monthly bill Space Tenants for all Arrears for one (1) year following the date of Closing. The provisions of this Section 7(a)(i)(A) shall survive the Closing.

                    (B) As to any Space Lease(s) that provide for the payment of additional rent based upon a percentage of the Space Tenant's business during a specified annual or other period, or provides for so-called "reimbursements" based upon real estate taxes, operating expenses or insurance expenses or otherwise (which such additional rent and "reimbursements" are collectively called "Overage Rent"), if the Closing shall occur prior to the time when any such Overage Rent is payable, then such Overage Rent for the applicable accounting period in which the Closing occurs shall be apportioned as of the Closing, but upon collection thereof . Purchaser agrees that it will receive and hold such Overage Rent and pay over to the Seller the proportion of such Overage Rent as the portion of expenses incurred in such accounting period during which Seller was in title to the Premises bears to expenses incurred during the entire such accounting period, provided, however, that percentage rent shall be prorated over the year for which such rent applies based upon the number of days in such year which each of Seller and Purchaser owned the Premises. As to any Overage Rent in respect to an accounting period that shall have expired prior to the Closing but which shall become payable after the Closing, the Purchaser agrees that it will receive and hold such Overage Rent and pay the entire amount over to the Seller upon receipt thereof. Seller shall furnish to Purchaser all information (including the form of the bill to be rendered) necessary for the billing of such Overage Rent. Purchaser agrees that it shall render bills (calculated by Seller if applicable to a period during Seller's ownership) for Overage Rent following the Closing and shall, upon receipt thereof, promptly pay to the Seller the amount to which the Seller is entitled as above provided. The provisions of this Section 7(a)(i)(B) shall survive the Closing.


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                (ii) Water rates and water meter charges, if any, not payable by the Space Tenants on the basis of the fiscal period for which assessed. If there be a water meter or meters (other than meters under which charges are payable by a Space Tenant) the unfixed meter charges and the unfixed sewer rent thereon for the time intervening from the date of the last reading shall be apportioned on the basis of such last reading, and shall be appropriately readjusted after the Closing on the basis of the next subsequent bills. As to any water charges payable by Space Tenant(s) as aforementioned, if the Space Tenant(s) shall have failed to pay such water charges, such unpaid charges and the liens, if any, resulting therefrom shall not be objections to title, or be the basis of any claim whatsoever by Purchaser against Seller and Purchaser shall close title in accordance with the terms of this Contract subject to such unpaid charges and rents and such liens without abatement or credit against the Purchase Price. Seller is not aware of any overdue water charges as of the date hereof. The provisions of this Section 7(a)(ii) shall survive the Closing.

                (iii) Real estate, school and sewer taxes and installments of special assessments for the current tax year shall be prorated on a due date basis as is customary in Oakland County, Michigan. As to any real estate, school and sewer taxes payable by any Space Tenant under a Space Lease that is obligated to pay taxes directly to the taxing authority ("Direct Tax-Paying Tenant"), such as Home Depot, if such Direct Tax-Paying Tenant shall have failed to pay such taxes, such unpaid taxes and the liens, if any, resulting therefrom shall not be objections to title, if same are still payable without penalty at the time of Closing, or be the basis of any claim whatsoever by Purchaser against Seller and Purchaser shall close title in accordance with the terms of this Contract subject to such unpaid charges and rents and such liens without abatement or credit against the Purchase Price. Seller is not aware of any delinquent real estate taxes owing by any Direct Tax-Paying Tenant as of the date hereof. The provisions of this Section 7(a)(iii) shall survive the Closing.

                (iv) Charges under service contracts not terminated on or prior to the Closing and other normal and customary operating expenses incurred by Seller in connection with the operation of the Property for periods which include the Closing Date.

         (b) At the Closing, Seller shall deliver to Purchaser the Space Tenants' security deposits as required by the Space Leases, or credit the Purchase Price on account of said security deposits; provided, however, that if any Space Tenant is in default under the terms of its Space Lease and has vacated its premises, Seller may retain so much of such Space Tenant's security deposit as shall be sufficient to cover Seller's loss by reason of the default. It is further agreed that nothing herein contained shall be deemed to prevent Seller from applying security deposits prior to Closing in order to liquidate any claim under a Space Lease as provided in such Space Lease or to compromise, adjust or settle with any Space Tenant for the disposition of any claims by the application of such security deposits provided such Space Tenant has vacated its premises.


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         8. VIOLATIONS. Purchaser shall accept the Premises subject to any notes or notices or violations of law or municipal ordinances, orders or requirements imposed or issued by any governmental or quasi-governmental authority having or asserting jurisdiction, against or affecting the Premises (collectively "Violations") and any conditions which may result in Violations. The foregoing notwithstanding, in the event that Seller receives notice of any Violations after the date of execution of this Contract, Seller shall notify Purchaser thereof. Seller may elect to either cure such violations or notify Purchaser that Seller shall not cure the same. In the event that Seller so notifies Purchaser of a Violation, Purchaser shall have the right to elect to terminate this Contract within three (3) business days after such notice is given, in which event Purchaser shall receive a return of the Deposit and the parties shall have no further liability to each other hereunder, except as set forth in
Section 27(e) hereof. If Purchaser does not elect to so terminate this Contract, Purchaser shall acquire the Premises subject to such Violation. Purchaser shall be responsible for all Violations from and after the Closing Date. The provisions of this Section 8 shall survive the Closing.

         9. PENDING TAX PROCEEDINGS. Seller represents that there are no proceedings to review the real estate tax assessment of the Premises.

         10. "AS-IS." Purchaser represents to Seller that (i) Subject to Seller's representations, and warranties set forth in this Contract, Purchaser has independently examined, inspected, and investigated to the full satisfaction of Purchaser, the physical nature and condition of the Premises and the income, operating expenses and carrying charges affecting the Premises, (ii) except as expressly set forth in this Contract, neither Seller nor any agent, officer, employee, or representative of Seller has made any representation whatsoever regarding the subject matter of this Contract or any part thereof, including (without limiting the generality of the foregoing) representations as to the physical nature or condition of the Premises, the existence or non-existence of asbestos, hazardous substances or wastes, underground storage tanks or any other environmental hazards on or about the Premises, or the Space Leases, or operating expenses or carrying charges affecting the Premises, and (iii) Purchaser, in executing, delivering and performing this Contract, does not rely upon any statement, offering material, operating statement, historical budget, engineering structural report, any environmental reports, information, or representation to whomsoever made or given, whether to Purchaser or others, and whether directly or indirectly, verbally or in writing, made by any person, firm or corporation except as expressly set forth herein, and Purchaser acknowledges that any such statement, information, offering material, operating statement, historical budget, report or representation, if any, does not represent or guarantee future performance of the Premises, except as expressly set forth in Seller's representations and warranties set forth in this Contract. Without limiting the foregoing, but in addition thereto, except as otherwise expressly set forth in this Contract, Seller shall deliver, and Purchaser shall take, the Premises in their "as is" condition on the Closing Date subject to Section 12.

         11. BROKER. Seller and Purchaser represent to each other that neither party has dealt with any broker or real estate consultant in connection with the transactions


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contemplated by this Contract. Seller and Purchaser shall indemnify and hold the other free and harmless from and against any damages, costs or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) suffered by the indemnified party arising from a misrepresentation or a breach of any covenant made by the indemnifying party pursuant to this Section 11. The provisions of this Section 11 shall survive the Closing.

         12. DESTRUCTION OR CONDEMNATION.

             (a) If on or prior to the Closing there is a casualty or condemnation affecting the Premises which constitutes a Substantial Loss, Purchaser shall have the option of canceling this Contract within fifteen (15) days after notice of such casualty or condemnation, in which event, the Deposit shall be returned to the Purchaser and this Contract deemed cancelled and of no force and effect and neither party shall have any further rights or liabilities against or to the other. In the event of a Substantial Loss, and Purchaser does not elect to cancel this Contract, or in the event that the casualty or condemnation does not constitute a Substantial Loss, then the Purchaser and Seller shall consummate the transaction contemplated by this Contract without any reduction or abatement in the purchase price (except as set forth below) and Seller, upon the Closing, shall assign to the Purchaser all of its rights in and to any insurance proceeds or condemnation awards, as the case may be, in connection with such casualty or condemnation. In the event of a casualty, the Purchase Price shall be reduced by the amount of the deductible under such casualty insurance policy. Seller shall reasonably cooperate with Purchaser in negotiating a settlement with the casualty insurance carrier, provided that Seller shall not be required to expend funds in connection therewith.

             (b) As used herein, "Substantial Loss" with respect to a Property shall mean a casualty or condemnation that either (i) shall entitle any Anchor Space Tenant denoted as such on Exhibit C annexed hereto (each an "Anchor Space Tenant" and collectively the "Anchor Space Tenants") at such Property to terminate its Space Lease on or after the Closing Date and Seller has failed to obtain a waiver of such termination right or (ii) requires repairs or restoration costs or will result in condemnation proceeds in excess of Two Hundred Fifty Thousand Dollars ($250,000). In the event Purchaser elects to cancel this Contract by reason of subparagraph (i) above, Seller may rescind such cancellation by delivering, within fifteen (15) days after the receipt of Purchaser's notice of cancellation, a waiver by each Anchor Space Tenant which was entitled to terminate its Space Lease by reason of the casualty or condemnation of its right or option to so terminate, so long as such waiver does not impose new economic obligations upon Purchaser as a result of such waiver.

             (c) The provisions of this Section 12 supersede the provisions of any applicable statutory or decisional law with respect to the subject mater contained in this Section 12.

         13. STATUS OF TITLE. Seller shall deliver and Purchaser shall accept title to the Premises and consummate the transaction contemplated by this Contract subject to


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(a) the title exceptions which Purchaser approves or is deemed to approve pursuant to Paragraph 17(c) hereof, (b) title exceptions created or suffered by the Purchaser and (c) such other title exceptions which Seller may, in accordance with the provisions of this Contract, cause the Title Company to omit or affirmatively insure will not be collected out of the Premises (the title exceptions, whether liens, encumbrances, defects, encroachments or other objections, described in (a), (b), and (c) being sometimes referred to collectively as "Permitted Exceptions").

         14. CLOSING. The closing of title (the "Closing") shall take place on a date selected by Purchaser on or before January 31, 2001 (the "Closing Date") through escrow at the offices of Title Company, time being of the essence (except that Seller may adjourn the Closing in accordance with other express provisions of this Contract,) at which time the Deed to the Property shall be delivered upon payment to Seller of the Purchase Price pursuant to escrow instructions prepared and agreed upon by Seller and Purchaser acting in good faith, which escrow instructions shall be consistent with the terms of this Contract. Notwithstanding anything contained herein or at law or in equity, Purchaser expressly agrees that it shall have no right or privilege to adjourn the Closing and Purchaser's inability or refusal to close title on the date scheduled for Closing shall be a default under this Contract.

         15. NOTICES. All notices hereunder shall be sent by certified or registered mail, return receipt requested, or may be sent by Federal Express or other overnight courier which obtains a signature upon delivery, or may be sent by facsimile transmission, or may be delivered by hand delivery addressed to Seller at the address (or facsimile telephone number) set forth below or at such other address as Seller shall designate from time to time by notice to
Purchaser:

                  Seller:         Ramco-Gershenson Properties, L.P.
                                  27600 Northwestern Hwy., Suite 200
                                  Southfield, Michigan 48034
                                  Attention:  Dennis Gershenson
                                  Facsimile Number:  (248) 728-1600

         With a copy to:          Honigman Miller Schwartz and Cohn LLP
                                  2290 First National Building
                                  Detroit, Michigan  48226-3583
                                  Attention:  Richard J. Burstein, Esq.
                                  Facsimile Number:  (313) 465-7339

and to Purchaser at the address given for Purchaser below or at such other address as Purchaser shall from time to time designate by notice to Seller:

                  Purchaser:      Pontiac Mall Limited Partnership
                                  27600 Northwestern Highway
                                  Suite 200
                                  Southfield, Michigan 48034
                                  Attention:  Bruce Gershenson
                                  Facsimile Number:  (248) 728-1600


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         With a copy to:          Honigman Miller Schwartz and Cohn LLP
                                  2290 First National Building
                                  Detroit, Michigan 48226-3583
                                  Attention:  Alan M. Hurvitz, Esq.
                                  Facsimile Number:  (313) 465-7419

Notices to Escrowee shall be sent to the following address or to such other address as Escrowee shall from time to time designate by notice to Seller and
Purchaser:

                  Escrowee:
                                  -------------------------
                                  -------------------------
                                  -------------------------
                                  Attention:
                                             --------------
                                  Facsimile Number:
                                                    ----------------

Notices shall be deemed given three (3) business days after mailing, and in the case of overnight courier or hand delivery, on the date actually delivered or sent by facsimile to the intended recipient, except for notice(s) which advise the other party of a change of address of the party sending such notice or of such party's attorney, which notice shall not be deemed served until actually received by the party to whom such notice is addressed or delivery is refused by such party. Notices on behalf of the respective parties may be given by their attorneys and such notices shall have the same effect as if in fact subscribed by the party on whose behalf it is given. Notwithstanding the foregoing provisions of this Section 15, notices served by hand delivery or facsimile shall be deemed served on the date of delivery if delivered at or prior to 6:00 P.M. Eastern Standard Time, and on the next business day if delivered after 6:00 P.M. Eastern Standard Time.

         16. FRANCHISE TAXES. Unpaid franchise or corporation taxes, dissolution taxes or any other similar taxes so levied, of any corporation in the chain of title shall be no objection to title so long as the Title Company insures against collection of any such taxes out of or enforcement against the Premises without special or additional premium or if such special or additional premium is required, if Seller shall pay such special or additional premium.

         17. TITLE REPORT; SURVEY.

             (a) Purchaser shall obtain a commitment (the "Commitment") to issue a policy of title insurance prepared by a title company acceptable to Purchaser (the "Title Company") in such form as Purchaser may desire, with such endorsements as Purchaser may desire which are available. Immediately prior to the Closing, the Commitment shall be endorsed to advance its effective date, and, at Closing, the Commitment shall be marked up by the Title Company in order to assure Purchaser that (i) the title to the Property is in the condition required hereunder as of the Closing Date and (ii) such coverage shall extend during the period between the most recent


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effective date of the Commitment and the recording of the deed to the Property conveying same to Purchaser. The policy of title insurance shall be issued upon consummation of the sale, at Purchaser's sole expense.

             (b) Prior to the execution of this Contract, Seller has delivered to Purchaser copies of such surveys of the Property as are in Seller's possession. Seller shall cause Seller's most recent survey of the Property to be updated and recertified to Purchaser. Seller shall cause such survey (the "Survey") to be delivered to Purchaser within ten (10) days after the date of this Contract.

             (c) Purchaser shall acquire title subject to those matters set forth in Exhibit D attached hereto and made a part hereof, all of which shall be Permitted Exceptions. In the event Purchaser notes any objections to title, or in the event that there are any matters of record not set forth in Exhibit D, which could, in Purchaser's judgment, interfere with the use of the Property as same is currently being used, Purchaser shall so notify Seller thereof, and Seller shall have ten (10) business days from the time that it is notified in writing of the particular defect(s) claimed to provide Purchaser with a revised title commitment evidencing that such defect has been remedied and/or insured over in a manner satisfactory to Purchaser, but Seller shall not be obligated to do so. If Seller is unable or unwilling to obtain such revised title commitment within said ten (10) business day period, Purchaser shall have the option (i) to proceed with the purchase of the Premises, in which event the Covenant Deed covering the Premises will be executed and delivered subject to any such defects; or (ii) to terminate this Contract and receive the Deposit, in full termination of any and all liability of Seller and Purchaser under this Contract. Purchaser shall make its election within five (5) days after the end of such ten (10) business day period. If Purchaser fails to make such election, Purchaser shall be deemed to have elected to proceed under (i) above. Any matter to which Purchaser does not timely object shall be Permitted Exceptions. Purchaser shall not object to any documents relating to the current BankOne mortgage encumbering the Premises. Seller shall cause all documents relating to the current BankOne mortgage (or any other mortgage) encumbering the Premises, and any monetary lien caused by Seller's acts or omissions, to be discharged from record prior to or at the Closing. With respect to any monetary liens encumbering the Premises not caused by Seller's acts or omissions, Seller shall not be required to discharge same, but shall, in good faith, attempt to have same removed or bonded over, provided Seller shall not be obligated to post a bond greater than $100,000 in connection therewith. If Seller does not elect to bond over or discharge same, then Seller shall so notify Purchaser, and Purchaser shall have the right to elect to terminate this Contract within three
(3) business days after such notice is given, in which event Purchaser shall receive a return of the Deposit and the parties shall have no further liability to each other hereunder, except as set forth in Section 27(e) hereof. If Purchaser does not elect to so terminate this Contract, Purchaser shall acquire the Premises subject to such lien.

         18. Intentionally Deleted.

         19. OWNER'S AFFIDAVIT. Seller shall execute a standard Owner's Affidavit to cause the Title Company to remove the so-called "standard exceptions" from the Commitment.

         20. ASSIGNMENT OF THIS CONTRACT. Subject to the provisions of Section 29(l) hereof, this Contract may not be assigned by Purchaser without the prior written consent of Seller, not to be unreasonably withheld or delayed. A transfer, sale or assignment of the majority stock or membership interest in a corporate or limited liability company purchaser or in a corporate or limited liability general partner of a partnership purchaser, or of a general partnership interest in a partnership purchaser, shall constitute an assignment of this Contract, which assignment or attempted assignment shall be void if made without the written consent of the Seller. The foregoing notwithstanding, Purchaser shall have the right to assign, directly or indirectly, its interest in this Contract to any entity controlled by Purchaser without obtaining Seller's consent. No assignment of this Contract, whether or not permitted, shall be deemed to relieve or release Purchaser from any of its obligations (whether to be performed prior to or after Closing) set forth herein.

         21. DEED; TRANSFER TAXES; EXISTING MORTGAGE EXPENSES.

             (a) The deed to the Premises shall be a covenant deed (a "Deed") in proper statutory form for recording in the state of Michigan in form sufficient to allow the Title Company to issue its title policy required under the Contract and shall be duly executed and acknowledged so as to convey to Purchaser the fee simple of the portion of the Premises covered thereby, free of all liens and encumbrances, except as herein stated.

             (b) At the Closing, Seller shall pay the cost of any amount of documentary stamps, transfer tax or similar conveyance tax imposed in connection with the delivery and recording of the Deed (collectively, the "Transfer Tax") and Purchaser and Seller shall execute and deliver any returns and/or affidavits in connection with the recording of the Deed or the payment of the Transfer Tax. Purchaser shall pay the recording fee charged for recording the Deed.

         22. DEFAULT. In the event that Purchaser shall fail to consummate this Contract for any reason, except for Seller's default hereunder or termination of this Contract by Purchaser or Seller pursuant to a right to do so under the terms and provisions of this Contract, then Seller, as its sole and exclusive remedy, may terminate this Contract by notifying Purchaser thereof and receive the Deposit as liquidated damages. In no event shall Purchaser be liable for speculative or consequential damages or be subject to the remedy of specific performance, provided that Purchaser shall remain liable for all of its indemnity obligations under this Contract. In the event that Seller shall fail to consummate this Contract for any reason, except for Purchaser's default hereunder or termination of this Contract by Purchaser or Seller pursuant to a right to do so under the terms and provisions of this Contract, then Purchaser shall be entitled, as its sole and exclusive remedies, either to (a) a return of the Deposit; or (b) to seek specific performance of the terms and conditions of this Contract. In no event shall Seller be liable for any damage remedy, except for:
(i) a willful and intentional breach of this Contract or of any warranty prior to the Closing, in which event, if Purchaser does not seek specific performance, Purchaser shall be entitled to collect from Seller the Purchaser's actual out-of-pocket expenses incurred by Purchaser in connection with this transaction contemplated by this Contract, the negotiation of this Contract, and the performance of inspections and other due diligence with respect to the Property, including without limitation expenses as well as attorneys' and consultants' fee, whether before, on or after the date of this Contract, up to a maximum amount of One Hundred Thousand Dollars ($100,000); or (ii) any claim for a breach of warranty discovered by Purchaser following the Closing.

         23. ESCROW OF DEPOSIT. With respect to the Deposit, Escrowee is instructed as follows:

             (a) Upon the Closing, the Deposit shall be paid over to Seller.

             (b) In the event Purchaser should default under this Contract, Escrowee shall, if directed by Seller, pay the Deposit to Seller who shall retain it as and for its liquidated damages hereunder.

             (c) In the event Seller shall fail to close title by reason of a default by Seller or in the event this Contract is terminated in accordance with its terms through no fault of Purchaser, the Deposit shall be paid over to Purchaser.

             (d) Escrowee shall invest the Deposit in such bank or money market accounts or United States Government Treasury Bills as Purchaser shall direct. Any interest earned on Deposit when received shall similarly be held in escrow by the Escrowee and if under the terms of this Contract (i) the Deposit under the terms of this Contract is to be paid over to Purchaser, then such interest shall be paid over to Purchaser, or (ii) the Deposit is to be paid over to Seller, then such interest shall be paid over to Seller.

             (e) Escrowee, by signing this Contract at the end hereof where indicated, signifies its agreement to hold the Deposit for purposes as provided in this Contract. In the event of any dispute, Escrowee shall have the right to deposit the Deposit in court to await the resolution of such dispute. In any event, Escrowee shall not be personally liable so long as it acts in good faith.

             (f) Escrowee shall not incur any liability by reason of any action or non-action taken by Escrowee in good faith or pursuant to the judgment or order of a court of competent jurisdiction. Escrowee shall have the right to rely upon the genuineness of all certificates, notices and instruments delivered to it pursuant hereto, and all the signatures thereto or to any other writing received by Escrowee purporting to be signed by any party hereto, and upon the truth of the contents thereof. Before making payment or delivery of any moneys or documents held by Escrowee pursuant hereto, Escrowee shall have the right to require delivery to it of an executed and acknowledged receipt for the subject matter of the delivery to be made by it. In the event of any dispute between the parties as to whether either party is in default hereunder or as to any other material fact, Escrowee shall have the right to refrain from taking any further action with respect to the subject matter of the escrow until it is reasonably satisfied that such dispute is resolved or action by Escrow is required by an order or judgment of a court of competent jurisdiction. Escrowee shall be entitled to consult with other counsel in connection with its duties hereunder. Seller and Purchaser jointly and severally, agree to indemnify Escrowee from any and all liability that may arise hereunder and to reimburse Escrowee for its reasonable costs and expenses, including reasonable attorneys' fees (either paid to retained attorneys or representing the fair value of legal services rendered by Escrowee to itself) incurred as a result of any dispute or litigation arising hereunder.

         24. REPRESENTATIONS.

             (a) Seller represents that unless otherwise herein stated, as of the date hereof:

                 (i) To its best knowledge, Exhibit C represents a true, accurate and complete list in all material respects of (A) all Space Tenants under Space Leases; (B) the current base rent and (C) the security deposits presently held by Seller. Seller has, to its best knowledge, delivered true, accurate and complete copies of the Space Leases to Purchaser.

                 (ii) To Seller's best knowledge, except as set forth on Exhibit C, Seller has not received rents from the Space Tenants (other than security deposits) in excess of one (1) month in advance.

                 (iii) To Seller's best knowledge, except as set forth in Exhibit E, there are no written service contracts or management agreements (the "Service Contracts") affecting the Premises or the operation or use thereof which will be binding upon Purchaser after the Closing except those which may be cancelled upon not more than thirty (30) days' notice without payment of cancellation fee or penalty.

                 (iv) There is no litigation pending (A) between Seller, as landlord, under the Space Leases and any Space Tenant, or (B) affecting title to the Premises, or this Contract, or the Premises, except for litigation covered by insurance which litigation is disclosed to Purchaser by Seller.

                 (v) Seller is a validly existing Delaware limited partnership, and authorized to do business in the state where the Property it owns is located. The execution, delivery and performance of this Contract in accordance with its terms, does not violate the partnership agreement of Seller, or any contract, agreement, commitment, order, judgment or decree to which Seller is a party or by which it, or the Premises, are bound, or result in the creation of any lien, charge or encumbrance upon the Premises or any part thereof. Seller will have the right, power and authority to make and perform its obligations under this Contract without the need for governmental approval, consent or filing and this Contract shall be a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

                 (vi) Seller is not a "foreign person" within the meaning of
Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code").

                 (vii) Seller has not received written notice of any condemnation proceedings, eminent domain proceedings, proceedings to change the zoning or similar actions or proceedings which are pending against the Premises or any part thereof.

                 (viii) There are no employees of Seller at the Properties for which Purchaser shall be responsible after the Closing.

                 (ix) Seller has no knowledge of the existence or prior existence of any hazardous material located in the Premises in violation of any applicable law. Seller has no knowledge of any underground or other storage tanks located within the Premises.

                 (x) Seller did not intentionally alter or delete portions of the due diligence materials given to Purchaser prior to delivering such materials to Purchaser, and, to Seller's knowledge, such materials were delivered to Purchaser in their true and complete forms.

                 (xi) Seller represents and warrants that (a) Seller is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA and (b) the assets of Seller do not constitute "plan assets" of one or more plans subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended within the meaning of 29 C.F.R. Section 2510.3-101.

         (b) As used herein items in the "possession" of Seller or "received" by Seller shall mean only writings actually delivered into the possession of Seller and shall not include writings addressed to Seller but sent or delivered to the Space Tenants or other third parties or to other locations. Furthermore, as used herein, the term "to the best of Seller's knowledge" or "to Seller's knowledge" or words of similar import, shall mean only the actual, unimputed knowledge of Seller, without any due diligence or investigation being performed.

         (c) The representations contained in subsection (a) above shall survive for a period of twelve (12) months following the Closing Date, and any claim by Purchaser in connection therewith must be made within such twelve (12) month period.

         (d) Subject to the succeeding provisions of this subparagraph (d) and Paragraph 22 hereof, if any representation of Seller shall fail to be true, and Purchaser is made aware of same or discovers same prior to Closing, Purchaser's sole remedy shall be to terminate this Contract and receive the return of the Deposit, and upon the receipt of same this Contract shall be null and void and of no further force or effect and neither party shall have any rights or obligations against or to the other. Seller shall, in any event, have the option (i) to rescind Purchaser's termination of the Contract and adjourn the Closing for a period not to exceed thirty (30) days in order to make such representations true, or (ii) unless Purchaser waives all liability of Seller by reason of such untrue representation, to terminate this Contract and promptly return the Deposit to Purchaser, and upon the making of such return this Contract shall be null and void and of no further force or effect and neither party hereto shall have any rights or obligations against or to the other, except as set forth in Paragraph 22 hereof. If Purchaser waives such liability, then in such event, the Closing shall take place without abatement or reduction in the Purchase Price. If the Closing shall take place without Purchaser making an objection (by notice delivered at the Closing) to an untrue representation of which Purchaser shall have actual, not imputed knowledge, Purchaser shall be deemed to have waived all liability of Seller by reason of such untrue representation.

         25. CLOSING DOCUMENTS. At the Closing (unless otherwise expressly indicated):

             (a) Seller shall deliver to Purchaser the following items:

                 (i) a Deed for the Property in accordance with Section 21 hereof.

                 (ii) the Assignment of Space Leases for the Property executed by Seller, which Assignment shall be in the form of Exhibit F attached hereto.

                 (iii) duplicate originals, or if duplicate originals are not available, true and complete copies certified as true by Seller, of all of the Space Leases.

                 (iv) to the extent in Seller's possession, the real estate tax bills then payable for each Property for the then current real estate tax year.

                 (v) a duly executed certificate of Seller, in the applicable form set forth in Treasury Regulations Section 1.1445-2(b)(2).

                 (vi) an assumption agreement ("Assumption Agreement") in a mutually agreeable form whereby Purchaser assumes all of Seller's obligations under the ECR and the Development Agreement.

                 (vii) at least five (5) business days prior to Closing, and subject to the terms of Section 25(a)(vii)(B), estoppel certificates ("Estoppel Certificates"), in form and substance which does not vary materially from the form annexed hereto as Exhibit G executed by each of the Anchor Space Tenants and Space Tenants under Space Leases which (together with the Anchor Space Tenants) demise an aggregate number of rentable square feet equal to at least eighty-five (85%) of the rented space at the Premises on the date hereof (which shall include Estoppel Certificates from all Space Tenants leasing at least five thousand [5,000] square feet of space); provided, however, with respect to Anchor Space Tenants, Seller shall only be required to deliver such tenant estoppel certificate which is required under the Space Lease for such Anchor Space Tenants;

                    (A) If the required number of Estoppel Certificates cannot be timely delivered, or if the required number of Estoppel Certificates which are timely delivered do not cover the material applicable matters set forth in Exhibit G, Seller may, but shall not be obligated to, adjourn the Closing for a period not to exceed thirty (30) days, to obtain satisfactory Estoppel Certificates or, if Purchaser consents, deliver its certificate ("Seller's Certificate") with respect to not more than fifty (50%) percent of the non-Anchor Space Tenants, covering all of the matters set forth in Exhibit G if no Estoppel Certificate is delivered by a Space Tenant or covering the matters not covered by a Space Tenant. Subsequent to the Closing, Seller may deliver to Purchaser Estoppel Certificates or supplemental Estoppel Certificates covering those matters not covered by the previously delivered Estoppel Certificates. Upon delivery of such Estoppel Certificates, Seller shall be entirely released from all liability arising out of Seller's Certificate delivered at the Closing as Seller's Certificate relates to the particular Space Tenant and/or Space Lease covered by the Estoppel Certificate, to the extent the information contained in such Estoppel Certificates is consistent with the information contained in Seller's Certificate. If Seller does not or cannot deliver the required number of Estoppel Certificates or Seller's Certificate, or if Purchaser elects to not accept Seller's Certificate, Purchaser's sole remedy shall be to terminate this Contract and receive the return of the Deposit or to close title notwithstanding the lack of the Estoppel Certificate or Seller's Certificate without any reduction of the Purchase Price and without any liability of Seller relative thereto.

                    (B) (1) In the event any Estoppel Certificate or Seller's Certificate shall indicate a default by landlord under a Space Lease (such default hereinafter being referred to as an "Estoppel Default"), then Seller may, but shall not be obligated to, elect to cure any such Estoppel Default and shall, for that purpose, be entitled to adjourn the Closing for a period not to exceed thirty (30) days, provided, however, that in the event Seller elects not to cure such Estoppel Default or is unable to cure such Estoppel Default within such period of time, Purchaser's sole remedy shall be to terminate this Contract and receive the return of the Deposit.

                        (2) Furthermore, in addition to the foregoing, if the required Estoppel Certificates have not been timely delivered, then Purchaser shall have the right to extend the Closing for a period not in excess of ten
(10) days and Purchaser shall have the right to attempt to obtain such Estoppel Certificates; provided that Seller shall have no liability if Purchaser is unable to do so.

                 (viii) to the extent then in Seller's possession or control, copies of plans and specifications relating to the Properties.

                 (ix) a bill of sale without representation or warranty for any personal property being conveyed pursuant to this Contract.

                 (x) the Assignment of Service Contracts for the Property executed by Seller, which assignment shall be in the form of Exhibit H attached hereto.

                 (xi) the Outparcel Easements.

                 (xii) an estoppel letter executed by the First Baptist Church of Pontiac (the "Church") providing that the Church is not aware of any default under that certain Agreement between the Church and Seller dated June 26, 1998 or that certain Easement Agreement between the Church and Seller dated June 26, 1998 and that both agreements are still in full force and effect.

         (b) Purchaser shall pay the Purchase Price to Seller or as Seller may direct, through the Escrowee, as provided in Section 3 hereof.

         (c) Purchaser shall execute, acknowledge (where required) and deliver to Seller:

                 (i) the Assignments of the Space Leases;

                 (ii) the Assignments of the Service Contracts;

                 (iii) the Outparcel Easements; and

                 (iv) the Assumption Agreement.

         (d) Seller and Purchaser shall execute a notice to each of the Space Tenants stating in substance that Purchaser has succeeded to Seller's interest as landlord under the Space Leases.

         26. FURTHER ASSURANCES. The parties each agree to do such other and further acts and things, and to execute and deliver such instruments and documents (not creating any obligations additional to those otherwise imposed by this Contract), as either may reasonably request from time to time, whether at or after the Closing, in furtherance of the purposes of this Contract. The provisions of this Section 26 shall survive the Closing.

         27. CONDITIONS PRECEDENT TO CLOSING.

             (a) Purchaser's obligation to consummate the transaction contemplated herein is expressly conditioned upon Seller obtaining a permanent certificate of occupancy for the Property and all improvements located thereon (the "Certificate") prior to the Closing Date. If the Certificate has not been obtained prior to the Closing Date, Purchaser may elect to either: (i) consummate this transaction and waive such requirement; (ii) extend the Closing Date for a reasonable period of time to allow Seller to obtain the Certificate, which extension may not be for more than thirty (30) days; or (iii) terminate this Contract. If Purchaser notifies Seller that Purchaser elects to terminate this Contract, Seller may void such termination by notifying Purchaser that Seller desires to extend the term for obtaining the Certificate, in which event the Closing Date shall be extended for a reasonable period of time to allow Seller to obtain same, which extension may not be for more than thirty
(30) days. If the Closing Date is extended by either Seller or Purchaser as set forth above, but the Certificate is not obtained by the end of such extension period, then Purchaser shall either elect to (i) consummate this transaction and waive such requirement, or (ii) terminate this Contract. In the event that Purchaser duly terminates this Contract in accordance with this Paragraph 27(a), this Contract shall be deemed terminated and of no further force or effect and the Deposit shall be promptly returned to Purchaser.

             (b) Time shall be of the essence with respect to the dates in this Section for the satisfaction of the Requirements and the giving of Purchaser's cancellation notice.

             (c) Purchaser agrees to keep confidential as hereinafter provided all information furnished to Purchaser by Seller concerning the Premises, including, without limitation, Space Leases, Loan Documents, service contracts or other contracts or agreements, various papers, documents, legal instruments, studies, brochures, computer output, and other material, and any discussions or visitations of the Premises (all of the aforementioned information is collectively referred to as "Evaluation Material").

             (d) All Evaluation Material shall not be used or duplicated by Purchaser in any way detrimental to Seller, or for any purpose other than evaluating a possible purchase of the Property by Purchaser. Purchaser agrees to keep all Evaluation Material (other than information which is a matter of public record or is provided in other sources readily available to the public other than as a result of disclosure thereof by Purchaser or Related Parties) strictly confidential; provided, however, that the Evaluation Material may be disclosed to the directors, officers, and employees and partners of Purchaser, and to Purchaser's attorneys and accounting firm and other professional consultants (all of whom are collectively referred to as "Related Parties") who need to know such information for the purpose of evaluating a possible purchase of the Premises. These Related Parties shall be informed of the confidential nature of the Evaluation Material and shall be directed to keep all such information in the strictest confidence and use such information only for the purpose of evaluating a possible purchase by Purchaser. If Purchaser elects to terminate this Contract, Purchaser will promptly, upon request of Seller, deliver to Seller all Evaluation Material furnished to them by Seller, whether furnished before or after the date hereof, without retaining copies thereof. Purchaser will direct Related Parties to whom Evaluation Material is made available not to make similar disclosures and any such disclosure shall be deemed made by and be the responsibility of Purchaser.

             (e) During Purchaser's Due Diligence Period, Purchaser shall have the right to enter Premises and perform such tests, studies and surveys as Purchaser may desire, so long as same are performed in an unobtrusive manner, and without interference to the operation of the Premises. Purchaser shall notify Seller prior to entering the Premises for the purposes set forth above, and shall coordinate its entry and its activities with Seller. Purchaser shall repair any damage to the Premises causes by Purchaser's activities and shall indemnify, defend and hold Seller harmless from and against any and all loss, cost, liability and expense incurred by Seller as a result of Purchaser's activities. Purchaser shall have the right to interview tenants of the Property, either on-site or by telephone conference, provided that Purchaser shall notify Seller of Purchaser's intent to do so, and shall allow Seller to accompany Purchaser with on-site visits, or to allow Seller to participate in telephonic calls, if Seller so desires, provided that Seller shall arrange to be reasonably available for same. Prior to entering the Premises, Seller may require Purchaser to provide Seller with evidence of adequate liability insurance, in form reasonably acceptable to Seller, naming Seller as an additional insured.

             (f) The provisions of Sections 27(c), 27(d) and 27(e) shall survive the termination of this Contract.

         28. ENTITY CONSENTS; PURCHASER'S REPRESENTATIONS.

             (a) At the Closing, Seller and Purchaser shall each deliver any and all appropriate partnership consents or certificates by the secretary of each corporation (including any corporate general partner) certifying as to the corporate resolution authorizing this transaction.

             (b) Purchaser represents that: (i) it is, and will at the Closing be, a limited partnership duly organized and validly existing under the laws of Michigan, (ii) the execution, delivery and performance of this Contract in accordance with its terms, do not violate the corporate charter, by-laws or certificate of incorporation of Purchaser, or any contract, agreement, commitment, order, judgment or decree to which Purchaser has the right, power and authority to make and perform its obligations under this Contract; (iv) this Contract is a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms. Purchaser covenants and warrants that the representations in the preceding sentences of this Section 28(b) will be true on the Closing with respect to Purchaser or any permitted assignee of Purchaser; (v) Purchaser will have the right, power and authority to make and perform its obligations under this Contract without the need for governmental approval, consent or filing and this Contract shall be a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms and (vi) Purchaser has the current financial ability to pay the Purchase Price and otherwise perform its obligations under this Contract.

             (c) Purchaser represents and warrants that: (i) Purchaser is not an "employee benefit plan" as defined in Section 3 (3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA; (ii) the assets of the Purchaser do not constitute "plan assets" of one or more plans, subject to ERISA or Section 4975 of the Code, within the meaning of 29 C.F.R. Section 2510-101; and (iii) subject to the accuracy of Seller's representation in Section 24(xi), Purchaser is not a "party in interest" to Seller within the meaning of ERISA. Purchaser covenants and warrants that the representations in the preceding sentences of this Section 28
(c) will be true on the Closing.

         29. MISCELLANEOUS.

             (a) This Contract and Exhibits annexed hereto constitute the entire agreement between the parties hereto with respect to the subject matter thereof, and except for any other documents executed contemporaneously herewith all understandings and agreements heretofore or simultaneously had between the parties hereto, including without limitation, any letter of intent or initial escrow agreement, are merged into and are superseded in their entirety by this Contract.

             (b) This Contract may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against which any waiver, change, modification or discharge is sought.

             (c) The captions or article titles contained in this Contract and the Index, if any, are for convenience and reference only and shall not be deemed a part of the text of this Contract.

             (d) The terms "hereof," "herein," and "hereunder," and words of similar import, shall be construed to refer to this Contract as a whole, and not to any particular article or provision, unless expressly so stated.

             (e) The Exhibits annexed hereto are hereby incorporated in and made part of this Contract.

             (f) All words or terms used in this Contract, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

             (g) This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective assigns, if any, but nothing contained herein shall be deemed a waiver of the provisions of Section 20 hereof. None of the provisions of this Contract are intended to be, nor shall they be construed to be, for the benefit of any third party.

             (h) If a party is required to perform an act or give a notice on a date that is a Saturday, Sunday or national holiday, the date such performance or notice is due shall be deemed to be the next business day.

             (i) This Contract is to be governed and construed in accordance with the laws of the State of Michigan.

             (j) The terms "affiliates" and "subsidiaries" shall be given the same meaning as used in the broadest sense in any provision of the rules and regulations governing federal taxation and securities.

             (k) Neither Seller nor Purchaser may record this Contract or a memorandum of this Contract. Purchaser hereby waives, to the extent permitted by law, any right to file a lis pendens or other form of attachment against the Property in


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
connection with this Contract or the transactions contemplated hereby other than a lis pendens or other such form of attachment that may be filed by Purchaser contemporaneously with the commencement by Purchaser of an action for a specific performance under Section 22 hereof. To the extent any such filing is made in violation of this Contract, Purchaser shall indemnify Seller against any damages incurred by Seller in connection therewith. In the event Purchaser shall be unsuccessful in an action for a specific performance, it shall immediately cause any lis pendens or other such form of attachment to be cancelled and removed from the public record. The provisions of this section shall survive the termination of this Contract.

             (l) Purchaser and/or Seller may desire that the transaction contemplated herein be part of a tax-free exchange transaction under Section 1031 of the Code. Each party shall cooperate therewith and shall execute such documents as may be necessary to achieve the same, so long as (i) the party so required to cooperate (the "Cooperating Party") is not required to expend any sums as a result thereof, (ii) the Cooperating Party does not incur any additional liability in connection therewith; (iii) the Closing is not delayed as a result thereof; and (iv) to the extent the Cooperating Party must sign any documentation in connection therewith, such documentation shall be submitted in advance to the Cooperating Party's counsel for their review, and legal fees incurred thereby shall be paid by the party making the request. The foregoing payment obligations shall survive any termination of this Contract.


                              INTENTIONALLY BLANK

         IN WITNESS WHEREOF, the parties hereto have duly executed this Contract the day and year first above written.

                                     SELLER:

                                     RAMCO-GERSHENSON PROPERTIES, L.P.,
                                     a Delaware limited partnership

                                     By:  Ramco-Gershenson Properties Trust,
                                          a Maryland Real Estate Investment
                                          Trust
                                          Its:  General Partner


                                          By:
                                              ---------------------------

                                              Its:
                                                   ----------------------

                                     PURCHASER:

                                     PONTIAC MALL LIMITED PARTNERSHIP,
                                     a Michigan limited partnership

                                     By:  Ramco Ventures, a Michigan
                                          co-partnership, general partner


                                          By:
                                              ---------------------------

                                              Its:
                                                   ----------------------



As to Section 23:

ESCROWEE:


--------------------------------



By:
    ---------------------------

    Its:
         ----------------------


                                       24